Exhibit 10.1

AMENDMENT NO. 2

TO

EMPLOYMENT AGREEMENT

This Amendment No. 2 (this “Amendment”), dated as of April 29, 2015, is made by and between Sprouts Farmers Markets, Inc., a Delaware corporation (the “Company”), and Doug Sanders (the “Executive”).

WHEREAS, the Company and Executive are parties to an employment agreement dated as of April 18, 2011 (the “Effective Date”), as amended on August 23, 2012 (collectively, the “Employment Agreement”); and

WHEREAS, the parties desire to amend the Employment Agreement as provided below.

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the parties hereby agree as follows, in each case effective as of the Effective Date:

1. Amendment to Section 2. The second sentence of Section 2 shall hereby be amended to read in its entirety as follows:

“On each annual anniversary of the Effective Date, the Term shall be extended for one additional year, unless during the 30-day period prior to any such anniversary, the Company or the Executive notifies the other in writing not to have the Term so extended.”

2. Ratification. All other provisions of the Employment Agreement remain unchanged and are hereby ratified by the Company and Executive.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date set forth above.

Sprouts Farmers Markets, Inc.

By:	/s/ Steven H. Townsend
Name:	Steven H. Townsend
Title:	Chairman, Compensation Committee

Executive

	By:	/s/ Doug Sanders
Doug Sanders